UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2008, MediciNova, Inc. (the “Registrant”) entered into a third amendment (the “Lease Amendment”) of its lease agreement (the “Lease”) with 4350 La Jolla Village LLC (the “Landlord”), the successor in interest to CA-La Jolla II Limited Partnership. The Lease Amendment amends the Lease for the Registrant’s headquarters located at 4350 La Jolla Village Drive, Suite 950, San Diego, California, 92122, and extends the Lease term for one additional year, from February 29, 2008 to February 28, 2009. Pursuant to the Lease Amendment, the premises being rented by the Registrant during the extended term will be reduced from 16,609 square feet to 12,699 square feet. The Lease Amendment provides that the Registrant will pay the Landlord a monthly base rent of $34,922 for the premises.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment filed as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to Office Lease Agreement between the Registrant and 4350 La Jolla Village LLC, dated January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2008

MEDICINOVA, INC.

By:	/s/ Shintaro Asako
Shintaro Asako
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT

10.1	Third Amendment to Office Lease Agreement between the Registrant and 4350 La Jolla Village LLC, dated January 31, 2008.